UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2008
Date of Report (Date of earliest event reported)

Stratos Renewables Corporation
(Exact name of Registrant as specified in its charter)

Nevada	333-124060	20-1699126
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9440 Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210
(Address of principal executive offices)
(Zip Code)

(310) 402-5901
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 18, 2008, Stratos Renewables Corporation (the “Company”) completed a private placement of the Company’s securities to Grey K LP, a Delaware limited partnership, Grey K Offshore Fund, Ltd., a Cayman Island exempt company, and Grey K Offshore Leveraged Fund, Ltd., a Cayman Island exempt company (collectively, “Grey K”), accredited investors (the “Private Placement”), consisting of 1,428,572 shares of Series A preferred stock which are convertible into shares of the Company’s common stock, and warrants at a purchase price of $0.70 per share to purchase up to an aggregate of 357,143 shares common stock. The Company received gross proceeds of $1,000,000, less a funding fee paid to Grey K equal to 2% of the purchase price paid and other expenses. The warrants have a five-year term and an exercise price of $0.75 per share. The purchasers were also granted certain demand and piggyback rights with respect to the shares of common stock underlying the Series A preferred stock and the warrants.

The Company believes the securities were issued in reliance from exemptions from registration pursuant to Section 4(2) or Regulation D under the Securities Act.

In connection with the private placement, the Company entered into an Environmental Products Agreement with Grey K, the purchasers in the Private Placement, pursuant to which the Company agreed to transfer to Grey K all of the environmental attributes and other certificates, including renewable energy certificates, certified emission reductions, and verified emission reductions (collectively the “Environmental Products”) that the Company, its wholly owned subsidiary, Stratos del Peru, S.A.C., and any after acquired companies (collectively, the “Company Group”) may generate in the conduct of business. Under the terms of this agreement, the Company will receive 61.12% of net proceeds from the sale of the Environmental Products by Grey K in excess of $1,500,000 per year for each year occurring after December 31, 2012.

Also, pursuant to the Environmental Products Agreement, Grey K will have the exclusive right to develop and implement emissions reductions methodologies, verification, certification and other monitory processes at the Company Group necessary to realize the creation, generation and production of Environmental Products from the conduct and operations of the Company Group’s business (the “Emissions Reductions Methodologies and Process”).

In the event of an uncured breach of this agreement by any member of the Company Group, the Company Group may be obligated to pay Grey K all unreimbursed costs and expenses incurred by Grey K in connection with the development and implementation of the Emissions Reductions Methodologies and Process, plus $5,000,000.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to Section 1.01 (Entry into a Material Definitive Agreement) for a description of unregistered sales of equity securities, which description is incorporated by reference.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

In connection with, and as a condition of the Private Placement, on April 18, 2008, the Company amended and restated its Certificate of Designation, Power, Preference and Rights of Series A Preferred Stock (the “Amended and Restated Certificate”), attached hereto as Exhibit 3.1 and incorporated by reference.

The Company amended the Amended and Restated Certificate to enable the Series A preferred stockholders, as a class, to elect one member to the board of directors, so long as there are a minimum of 1,000,000 shares of Series A preferred stock outstanding. To date, such director has not yet been elected. MA Green, LLC, a Delaware limited liability company, (“MA Green”) is currently the holder of 7,142,857 shares of Series A preferred stock, which constitutes a majority of the outstanding shares of Series A preferred stock. Our President and Chairman of the Board of Directors, Steven Magami, is the manager of MA Green.

Further, the Amended and Restated Certificate also clarified a special optional conversion provision which provides that upon the closing of one financing or multiple financings led by institutional investors that aggregate at least $25,000,000, net of offering expenses (the “Financing” or “Financings”), the holders of Series A preferred stock may, during a limited period of time following the Financing, convert their shares of Series A preferred stock into equity securities or indebtedness on the same terms as the equity securities (“Equity Securities”) or debt securities (“Debt Securities”) issued in any of the Financings, as follows:

•
In the event that the applicable Financing consists of Equity Securities, each share of Series A preferred stock may be converted into that number of Equity Securities issued by the Company, determined by dividing the product of 1.5 times the original issue price of the preferred stock ($0.70) by the per security offering price of the Equity Securities;

•
In the event that the applicable Financing consists of Debt Securities, each share of Series A preferred stock may be converted into a principal amount of indebtedness issued by the Company equal to the product of 1.5 times the original issue price of the preferred stock ($0.70), subject to certain adjustments if the Debt Securities are issued with an original issue discount; and

•
In the event the applicable Financing consists of a combination of Debt Securities and Equity Securities, then any conversion of Series A preferred stock will be allocated proportionately between the Equity Securities and Debt Securities.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 3.1	Amended and Restated Certificate of Designation, Power, Preference and Rights of Series A Preferred Stock, as filed with the Secretary of State of Nevada on April 18, 2008.

Exhibit 4.1	Form of Warrant

Exhibit 10.1	Environmental Products Agreement, dated April 18, 2008

Exhibit 10.2	Form of Series A Preferred Stock and Warrant Purchase Agreement

Exhibit 99	Press Release dated April 23, 2008, issued by Stratos Renewables Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATOS RENEWABLES CORPORATION

Dated: April 22, 2008	By:	/s/ Steven Magami
Steven Magami
President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation, Power, Preference and Rights of Series A Preferred Stock
4.1	Form of Warrant
10.1	Environmental Products Agreement, dated April 18, 2008
10.2	Form of Series A Preferred Stock and Warrant Purchase Agreement
99	Press Release dated April 23, 2008, issued by Stratos Renewables Corporation